EXHIBIT 4.3

DEFERRED COMPENSATION PLAN                        [photographs of faces omitted]

ROLLINS, INC.
2006 ANNUAL BASE SALARY DEFERRAL & DISTRIBUTION ELECTION FORM

--------------------------------------------------------------------------------
First Name                    Middle Initial         Last Name

--------------------------------------------------------------------------------
Street Address                        City           State      Zip Code

-----------------------------  --------------------  ---------------------------
Social Security Number         Date of Birth         Date of Hire


(NOTE: THIS FORM MUST BE COMPLETED AND RETURNED TO WESTPORT WORLDWIDE NO LATER THAN DECEMBER 16, 2005.)
------------------------------------------- ----------------------------------------------------------------------------------------
> DEFERRAL ELECTION                         PLEASE MAKE your  elections  by  checking  the  applicable  circle and  completing  any applicable  blank. You must defer in 1% increments,  and you must defer at least $2,000 from Annual Base Salary earned  during 2006 ("2006 Annual Base Salary") to  participate for the 2006 Plan Year with  respect to Annual Base Salary (If you wish to defer Annual
                                            Base Salary for the entire year, please check Election A and Election B).
------------------------------------------- ----------------------------------------------------------------------------------------
o  2006 BASE SALARY DEFERRAL                I ELECT to defer __________%  (maximum of 50%) of my Base Salary earned from JANUARY 1,
   ELECTION A                               2006 THROUGH JUNE 30, 2006.
------------------------------------------- ----------------------------------------------------------------------------------------
o  2006 BASE SALARY DEFERRAL                I ELECT to defer  __________%  (maximum of 50%) of my Base Salary  earned from JULY 1,
   ELECTION B                               2006 THROUGH DECEMBER 31, 2006.
------------------------------------------- ----------------------------------------------------------------------------------------
o  NON- PARTICIPATION                       I ELECT not to defer any of my 2006 Annual Base Salary to the Plan.
------------------------------------------------------------------------- ----------------------------------------------------------
> SHORT-TERM PAYOUT ELECTION                                             PLEASE  CHECK  applicable   circles  below  and  complete
                                                                         applicable blanks.
------------------------------------------- ----------------------------------------------------------------------------------------
2006 ANNUAL BASE SALARY                     o   I ELECT to receive a  lump-sum  SHORT-TERM  PAYOUT of my 2006  Annual  Base  Salary
SHORT-TERM PAYOUT                           deferrals,  and earnings or losses thereon (based on my Measurement  Fund  selections),
(Please Select ONE Option)                  payable in JANUARY OF 20____ (MUST BE AT LEAST 2010),  in accordance  with Article Four of the Plan. I understand  that I may make a  subsequent  election to further  postpone payment  beyond this date,  subject to the terms and  limitations of Section 4.1 of the
                                            Plan.

                                            o   I  ELECT  NOT to  receive  a  SHORT-TERM  PAYOUT  of my  2006  Annual  Base  Salary
                                            deferrals, and earnings or losses thereon (based on my Measurement Fund selections).

                                            I understand that regardless of my election  above,  the Plan provisions  governing the
                                            Retirement  Benefit,  Termination  Benefit,  Pre-Retirement  Survivor  Benefit  or Plan
                                            termination payout will apply if they become operative before the date elected above.
------------------------------------------- ----------------------------------------------------------------------------------------

                                                                            1
                                                                          (OVER)

2006 ANNUAL BASE SALARY DEFERRAL & DISTRIBUTION ELECTION FORM CONTINUED. . .

---------------------------------- ----------------------------------------------------------------------------------------
> RETIREMENT DISTRIBUTION ELECTION PLEASE CHECK applicable circles below and complete applicable blanks.
---------------------------------- ----------------------------------------------------------------------------------------
NOTE: YOU MUST COMPLETE A RETIREMENT  DISTRIBUTION  ELECTION DURING THIS  ENROLLMENT  PERIOD  REGARDLESS OF YOUR SHORT-TERM
PAYOUT ELECTION ABOVE.
---------------------------------- ----------------------------------------------------------------------------------------
2006 ANNUAL BASE SALARY                        o   I ELECT to receive a lump-sum RETIREMENT BENEFIT PAYOUT of my 2006 Annual Base
RETIREMENT BENEFIT PAYOUT                      Salary deferrals, and earnings or losses thereon (based on my Measurement Fund
(Please Select ONE Option)                     selections), payable during the January or July of the Plan Year following my
                                               Retirement, in accordance with Article Five of the Plan.
                                               o  I ELECT to receive a  RETIREMENT  BENEFIT  PAYOUT of my 2006  Annual Base Salary
                                               deferrals,   and  earnings  or  losses  thereon   (based  on  my  Measurement   Fund
                                               selections),  IN ____ ANNUAL  PAYMENTS (ENTER BETWEEN 2 AND 15),  commencing  during the January or July of the Plan Year  following my  Retirement,  in accordance  with
                                               Article Five of the Plan.
---------------------------------------------- -------------------------------------------------------------------------------------

 ------------------------------------------------------------------------- ---------------------------------------------------------
ACKNOWLEDGMENT AND AGREEMENT                                               PLEASE SIGN below.
------------------------------------------------------------------------- ---------------------------------------------------------
The Plan is subject to Internal  Revenue Code Section 409A,  which was added by the recently enacted American Jobs Creation Act of
2004 (the "Jobs Act").  The Jobs Act  regulates  deferral and  distribution  elections  and many other  aspects of the Plan. As of
November 2005,  there are many legal issues related to the Jobs Act that are yet unresolved,  and it is expected that the IRS will issue further  guidance to address some of these issues.  Please note that Rollins,  Inc. has reserved the right to amend the Plan to comply with the Jobs Act. Such amendments  might be retroactive - meaning that they might apply to amounts already  contributed before the amendments are adopted.
----------------------------------------------------------------------------------------------------------------------------------

I ACKNOWLEDGE  that I have been offered an  opportunity to participate in the Rollins,  Inc.  Deferred  Compensation  Plan. I will participate  (or not  participate)  in the Plan in accordance with my elections on this form and authorize the Company to make the appropriate  deductions (if any), as indicated on this form, from my 2006 Annual Base Salary,  and the Plan Committee to apply the distribution  elections,  as indicated on this form, to the appropriate portion of my Account Balance. I understand that I may not change the above deferral  election for the remainder of 2006 (except that the above deferral election may be reduced if necessary to cover FICA taxes  and/or other  payroll  reductions),  that the above  deferral  election  will apply only for 2006 Annual Base
Salary,  that a new election will be required if I wish to defer 2007 Annual Base Salary, and that amounts deferred under the Plan are unfunded and  unsecured,  and subject to the claims of the  Company's  creditors in the event of the Company's  insolvency.  I further understand that I may change the above  distribution  elections solely as permitted under the Plan and under the Jobs Act.
I further  understand  that the amounts subject to deferral under this election shall be subject to such rules as are necessary to preserve the tax-deferred  status of these amounts under the Jobs Act. Unless otherwise defined herein,  capitalized terms used in this form shall have the meanings given them in the Plan.
-----------------------------------------------------------------------------------------------------------------------------------


Signature of Employee _____________________________________________________     Date__________

Signature of Plan Committee Member
Or Duly Authorized Agent __________________________________________________     Date__________


                                                                            2